EXHIBIT 23.01

SCANA CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-119618, 333-37398, 333-97555 and 333-129775 of SCANA Corporation on Forms S-8 and Registration Statement No. 333-113749 and 333-127370 of SCANA Corporation on Forms S-3 of our reports dated March 1, 2006 relating to the financial statements and financial statement schedule of SCANA Corporation and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2005.

/s/DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 1, 2006

EXHIBIT 23.02

SOUTH CAROLINA ELECTRIC & GAS COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108760 of South Carolina Electric & Gas Company on Form S-3 of our report dated March 1, 2006 relating to the financial statements and financial statement schedule of South Carolina Electric & Gas Company appearing in this Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 2005.

/s/DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 1, 2006

EXHIBIT 23.03

PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-68516 of Public Service Company of North Carolina, Incorporated on Form S-3 of our report dated March 1, 2006 relating to the financial statements and financial statement schedule of Public Service Company of North Carolina, Incorporated appearing in this Annual Report on Form 10-K of Public Service Company of North Carolina, Incorporated for the year ended December 31, 2005.

/s/DELOITTE & TOUCHE LLP
Columbia, South Carolina
March 1, 2006

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